UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2007
SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	2860 (Commission File Number)	20-2226223 (I.R.S. Employer Identification No.)
115 S. Linden Street
Lamoni, Iowa 50140
(Address of principal executive offices)
(641) 784-3510
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Consulting Agreement between Third Inning Solutions, Inc. and Southern Iowa BioEnergy LLC
     On February 28, 2007, the Registrant entered into a consulting agreement with Third Inning Solutions, Inc. Third Inning Solutions will serve as an independent consultant to the Registrant and during the term of the agreement will devote commercially reasonable efforts to provide project coordination, consulting and advisory services to the Registrant in connection with the development, financing, start-up and construction of our biodiesel plant.
     Under the terms of the agreement, Registrant will pay Third Inning Solutions as follows: (i) $50,000 payable upon execution of the agreement; (ii) $325,000, payable at the time, and only if, Registrant executed senior loan financing documents enabling the groundbreaking for our project; and (iii) $300,000, payable at the time, and only if, construction of our project is substantially complete within the meaning of the construction agreement relating to the project. We will also reimburse Third Inning Solutions for reasonable, ordinary and necessary expenses incurred by Third Inning in performance of its duties under the agreement.
     Duties Under the Consulting Agreement
     Under the terms of the agreement, Third Inning Solutions duties include, but are not limited to, the following:

(i)	analyze equity and debt goals and assist with debt and equity financing structure;
(ii)	serve as project coordinator to secure build commitments;
(iii)	assist with review and analysis of all written debt financing proposals;
(iv)	assist with oversight and monitoring of construction team;
(v)	assist in negotiating contracts with product service providers; including, but not limited to, procurement agents, risk managers and marketing companies, etc.; and
(vi)	assist in marketing efforts.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN IOWA BIOENERGY LLC
March 6, 2007	/s/ William T. Higdon
Date	William T. Higdon, President